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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 21, 2001


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


               California                      1-7850            88-0085720
     (State or other jurisdiction of         (Commission      (I.R.S. Employer
     incorporation or organization)          File Number)    Identification No.)

       5241 Spring Mountain Road
         Post Office Box 98510
           Las Vegas, Nevada                                     89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237





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Item 5.    Other Events and Regulation FD Disclosure

The dismissal of claims against Southwest Gas Corporation (the Company) and ONEOK, Inc. (ONEOK), asserted by Southern Union Company (Southern Union) under the Federal Racketeer Influenced and Corrupt Organizations Act (RICO) was upheld on May 21, 2001, by Judge Roslyn O. Silver of the Federal District Court in Phoenix, Arizona. The Court's Order, filed May 23, 2001, denied Southern Union's request for reconsideration of the Court's December 15, 2000 decision to dismiss federal racketeering claims made by Southern Union against the Company.

In addition, the Order dismisses Arizona state RICO allegations brought by Southern Union against the Company. Southern Union's federal and Arizona state RICO claims against the Company's Chairman of the Board Thomas Hartley, the Company's President and Chief Executive Officer Michael Maffie, and the Company's Executive Vice President/Consumer Resources and Energy Services Edward Zub, ONEOK, Arizona Corporation Commissioner James Irvin, and several other individuals were also dismissed by the Court.

The May 21 Court Order also declines to allow Southern Union to immediately appeal the Court's dismissal of the federal and state RICO counts. Instead, an appeal, if any, of the Court's dismissal will occur in the normal course after the conclusion of a trial on the merits. A trial date of November 12, 2001 is presently set. It is anticipated that the trial could last two to three months.



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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SOUTHWEST GAS CORPORATION



Date:  May 25, 2001                            /s/ EDWARD A. JANOV
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                                                 Edward A. Janov
                                               Vice President and
                                            Chief Accounting Officer